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                                                                    EXHIBIT 23.2


                         CONSENT OF BPA WORLDWIDE, INC.

We hereby consent to the use in this Registration Statement on Form S-4 of Network Communications, Inc. of our reports relating to the circulation statements which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ Richard J. Murphy
Richard J. Murphy
Senior Vice President, Auditing
BPA Worldwide, Inc.
Shelton, CT
August 1, 2006